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             As Filed with the Securities and Exchange Commission
                                On April 22, 1998

                      Registration Statement No. 333-28483

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PAYLESS SHOESOURCE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                Missouri                               48-0674097
        (State of Incorporation)          (I.R.S. Employer Identification No.)
   3231 E. 6th Street, Topeka, Kansas                  66607-2207
(Address of Principal Executive Offices)               (Zip Code)

                  PAYLESS SHOESOURCE, INC. PROFIT SHARING PLAN
                                       and
                PAYLESS SHOESOURCE, INC. PROFIT SHARING PLAN FOR
                             PUERTO RICO ASSOCIATES
                              (Full Title of Plan)

                                William J. Rainey
                    Senior Vice President and General Counsel
                            PAYLESS SHOESOURCE, INC.
                               3231 E. 6th Street
                            Topeka, Kansas 66607-2207
                                 (913) 233-5171
            (Name, Address and Telephone Number of Agent for Service)



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Part I

The Section 10(a) prospectus relating to the Payless ShoeSource, Inc. Profit Sharing Plan, as amended (the "Payless Plan") and the Payless Shoe Source, Inc. Profit Sharing Plan for Puerto Rico Associates, as amended (the "Payless Puerto Rico Plan" and collectively with the Payless Plan, the "Plans") are omitted from this Registration Statement pursuant to the Note to the Instructions to Part I of Form S-8.

Part II

On January 30, 1998, Registrant caused the Trustee of the Payless Plan to create a separate account under the Trust for the Payless Plan and to allocate to it an amount equal to the account balances of its Puerto Rico associates previously held under the Payless Plan, which account thereafter will be governed by the Payless Puerto Rico Plan.

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the Fiscal Year ended January 31, 1998, filed pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 31, 1998.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 dated February 23, 1996, as amended through April 15, 1996; and Registrant's Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3 of the Registrant's Quarterly Report on Form 10-Q for the period ended May 4, 1996) including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such

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documents.  Any statement  contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and amended, to constitute part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         William J. Rainey, Senior Vice President and General Counsel of the Registrant, has given an opinion to the Registrant opining as to the validity of the Shares of Common Stock to be issued pursuant to the Plans. Mr. Rainey is eligible to participate in the Payless Plan.

Item 6. Indemnification of Directors and Officers.

         Registrant's Restated Articles of Incorporation provides that any director or officer of the Registrant who is made a party to any action, suit or proceeding in connection with services to the Registrant or its subsidiaries will be indemnified against expenses, judgments, fines and amounts paid in settlement to the maximum extent permitted by Missouri Law.

         Section 351.355(l) of the General and Business Corporation Law of Missouri ("MGBCL") provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorney's fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) of the MGBCL provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the

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court.  Section  351.355(3)  of the  MGBCL  provides  that a  corporation  shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in the defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(l) or (2). Section 351.355(7) of the MGBCL provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under
Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareowners of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful. Section 351.355(8) of the MGBCL provides that a corporation may purchase and maintain insurance on behalf of any such person.

         The Registrant has entered into indemnification agreements with each director and certain executive officers of the Registrant. Generally, each indemnification agreement provides, among other things, (i) for indemnification to the fullest extent permitted by law against all expenses, judgments, fines, penalties incurred in connection with, and amounts paid in settlement of, any claim against the indemnified party, provided it is determined pursuant to the agreement that the indemnitee is entitled to be indemnified under the applicable standard of conduct under the MGBCL; (ii) for advancement of expenses to the indemnitee in connection with the indemnitee's defense of any threatened or pending claim, provided that if it is determined pursuant to the agreement that the indemnitee would not be permitted to be indemnified under applicable law, the Registrant shall be entitled to be reimbursed by the indemnitee for all such amounts previously paid; (iii) for the creation of a trust for the benefit of the indemnitee in the event of a potential change in control of the Registrant which shall be funded from time to time at the request of the indemnitee in an amount sufficient to satisfy the Registrant's indemnification obligations under the agreement; and (iv) that no legal action be brought and no cause of action be asserted by or on behalf of the Registrant against the indemnitee after the expiration of the earlier of the applicable statute of limitations or two years after the date of accrual of such cause of action. Similar indemnification agreements may be entered into from time to time with additional officers of the Registrant. In addition, the Registrant has purchased a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed.

         Not applicable.


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Item 8. Exhibits.

         4.1 Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of the Registration's Quarterly Report on Form 10-Q for the period ended May 4,
                  1996).

         4.2 Amended and Restated By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10- K for Fiscal Year ended January 31, 1998).

         4.3 Rights Agreement, dated as of April 2, 1996, between Registrant and The Bank of New York, as Rights Agent, which includes as Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 10 dated February 23, 1996, as amended through April 15, 1996 ("Registration Statement")).

      *   5       Determination  letter dated November 25, 1997 with respect to qualification of the Payless Plan under Section 401(a) of the Internal Revenue Code

      *  23.1     Consent of Arthur Andersen LLP.

      *  23.2     Consent of Counsel (included in the opinion filed as Exhibit 5 to this Registration Statement)

      *  24       Powers of Attorney

         99.1 Payless ShoeSource, Inc. Profit Sharing Plan, as amended through August 1, 1997 (incorporated herein by reference to Exhibit 10.11 of the Registrant's Annual Report on Form 10-K for Fiscal Year ended January 31, 1998).

      *  99.2     Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico
                  Associates, as amended.

         *  Filed Herewith

No opinion of counsel is being furnished because none of the shares of Common Stock offered under the Plans are original issuance securities.

Item 9. Undertakings.

         (a)      The Registrant hereby undertakes:

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                  (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) Pursuant to Item 8(b) of Form S-8, in lieu of (i) an opinion of counsel concerning the compliance of the Plans with the requirements of ERISA or
(ii) an Internal Revenue Service ("IRS") determination letter that the Payless Plan, as amended, and the Payless Puerto Rico Plan, as amended, are qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the undersigned Registrant
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hereby  undertakes  (i) to submit any amendments to the
Payless Plan to the IRS in a timely manner and to make all changes required by the IRS to qualify the Plan, as amended and (ii) to submit the Payless Puerto Rico Plan and any amendments thereto to the Puerto Rico Treasury Department ("Department") in a timely manner and to make all changes required by the Department in order to qualify the Payless Puerto Rico Plan, as amended, under
Section 1165(e) of the Puerto Rico Internal Revenue Code.
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                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on the 22nd day of April, 1998.

                                PAYLESS SHOESOURCE, INC.

                                By:   /s/ William J. Rainey
                                      Name:  William J. Rainey
                                      Title:  Senior Vice President and
                                                General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

   Signature             Title                                   Date
/s/Steven J. Douglass*   Director, Chairman of the Board         April 22, 1998
Steven J. Douglass       and Chief Executive Officer
                         (Principal Executive Officer)


/s/Richard A. Jolosky*   Director and President                  April 22, 1998
Richard A. Jolosky

/s/Ullrich E. Porzig*    Senior Vice President and Chief         April 22, 1998
Ullrich E. Porzig        Financial Officer (Principal
                         Financial and Accounting Officer)

/s/Daniel Boggan, Jr.*   Director                                April 22, 1998
Daniel Boggan, Jr.

/s/Howard R. Fricke*     Director                                April 22, 1998
Howard R. Fricke

/s/Thomas A. Hays*       Director                                April 22, 1998
Thomas A. Hays

/s/Mylle B. Mangum*      Director                                April 22, 1998
Mylle B. Mangum
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/s/Michael E. Murphy*    Director                                April 22, 1998
Michael E. Murphy

/s/Richard L. Stark*     Director                                April 22, 1998
Richard L. Stark

* By: /s/ William J. Rainey
         William J. Rainey
         Attorney-in-Fact

     The Plans. Pursuant to the requirements of the Securities Act of 1933, the Retirement Committees of the Payless ShoeSource, Inc. Profit Sharing Plan and of the Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico Associates have duly caused this Amendment No. 1 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Topeka, State of Kansas, on the 22nd day of April, 1998.

Payless ShoeSource, Inc. Profit Sharing Plan
Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico Associates

           By: /s/ Jeffrey A. Long
               Name: Jeffrey A. Long
                Title:  Chairman


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

   Signature             Title                                   Date

/s/Jed L. Norden*        Member**                                April 22, 1998
Jed L. Norden

/s/William J. Rainey*    Member**                                April 22, 1998
William J. Rainey

/s/Ullrich E. Porzig*    Member**                                April 22, 1998
Ullrich E. Porzig

/s/Jeffrey A. Long*      Member**                                April 22, 1998
Jeffrey A. Long
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_____________________    Member**                                April 22, 1998
Ronald A. Cooperman

*By: /s/ William J. Rainey
         William J. Rainey,
         Attorney-in-Fact

** Payless ShoeSource Profit Sharing Plan and Payless ShoeSource Profit Sharing Plan for Puerto Rico Associates


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                                  Exhibit List

         4.1 Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of the Registration's Quarterly Report on Form 10-Q for the period ended May 4,
                  1996).

         4.2 Amended and Restated By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10- K for Fiscal Year ended January 31, 1998).

         4.3 Rights Agreement, dated as of April 2, 1996, between Registrant and The Bank of New York, as Rights Agent, which includes as Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 10 dated February 23, 1996, as amended through April 15, 1996 ("Registration Statement")).

      *   5       Determination letter dated November 25, 1997  with  respect to qualification of the Payless Plan under Section 401(a) of the Internal Revenue Code

      *  23.1     Consent of Arthur Andersen LLP

      *  24       Powers of Attorney

         99.1 Payless ShoeSource, Inc. Profit Sharing Plan, as amended through August 1, 1997 (incorporated herein by reference to Exhibit 10.11 of the Registrant's Annual Report on Form 10-K for Fiscal Year ended January 31, 1998).

      *  99.2     Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico
                  Associates, as amended.

         *  Filed Herewith


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